UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2023
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Employment Agreement

As previously disclosed, on September 20, 2023, David Stack informed the Board of Directors (the “Board”) of Pacira BioSciences, Inc. (the “Company”) that he intended to retire as Chief Executive Officer of the Company and as a member of the Board effective immediately following the appointment of his successor as Chief Executive Officer.

On December 20, 2023, the Board appointed Frank Lee as Chief Executive Officer of the Company and as a member of the Board, effective January 2, 2024.

Mr. Lee, age 56, most recently served as Chief Executive Officer and a member of the board of directors of Forma Therapeutics, Holdings Inc. (“Forma”) from March 2019 through its acquisition by Novo Nordisk A/S in October 2022. From May 2006 to March 2019, Mr. Lee held various positions at Genentech, Inc., a member of the F. Hoffmann-La Roche AG (“Genentech”), most recently as Senior Vice President, Global Product Strategy and Therapeutic Area Head for Immunology, Ophthalmology and Infectious Diseases. Mr. Lee currently serves as executive chairman of the board of directors of privately held Therini Bio, Inc. and chairman of the board of directors of privately held Catamaran Bio, Inc. Mr. Lee is also a member of the board of directors of Bolt Biotherapeutics, Inc. (Nasdaq: BOLT).

In connection with his appointment as Chief Executive Officer, the Company’s operating subsidiary, Pacira Pharmaceuticals, Inc., entered into an executive employment agreement with Mr. Lee (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Lee’s initial annual base salary will be $900,000 per year, subject to periodic review by the Board. Mr. Lee will also be entitled to participate in the Company’s annual cash incentive bonus program for executive officers, with his initial annual incentive target set at 85% of his annual base salary. In addition, Mr. Lee will be eligible to participate in the Company’s cash-based long-term incentive plan for executive officers. Mr. Lee will also receive an initial grant of 692,512 stock options (the “Options”) with an exercise price per share equal to the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on January 3, 2024, vesting over a four-year period with a term of 10 years. The stock options will vest and become exercisable as to 25% of the option shares on January 3, 2025, and vest as to the remaining shares in successive equal quarterly installments over the subsequent three years, provided that Mr. Lee remains in continuous service with the Company as of each vesting date. In addition, Mr. Lee will receive an initial restricted stock unit grant for 99,520 shares of the Company’s common stock (the “RSUs” and, together with the Option, the “Inducement Award”), subject to continued service with the Company as of each vesting date, to vest in four equal annual installments beginning on January 2, 2025. The Inducement Award was made pursuant to the terms and provisions of the Inducement Plan (as defined below). For fiscal year 2025, Mr. Lee will be eligible for an annual equity award with a targeted grant-date fair value of $7,000,000, subject to Board (or the Compensation Committee of the Board (the “Compensation Committee”)) approval, in its sole discretion. He is entitled to participate in the Company’s other benefit programs generally available to employees of the Company.

If Mr. Lee is terminated for any reason other than for “cause” (as defined in the Employment Agreement) or terminates his employment for “good reason” (as defined in the Employment Agreement), he will be entitled to (i) earned and accrued base salary, bonus, vacation time and other benefits, (ii)(a) monthly salary continuation payments for a period of 18 months from the effective date of the Payment Commencement Date (as defined below), (b) in lieu of his targeted incentive bonus for such fiscal year, a bonus equal to 150% of his then current annual targeted incentive bonus, payable in one lump sum, (c) health insurance coverage until the earlier of 18 months following the Termination Date (as defined in the Employment Agreement) or until he is no longer entitled to COBRA continuation coverage under the Company’s group health plans, and (iii) immediate vesting of the portion of Mr. Lee’s outstanding unvested options and time-based restricted stock units that would have become vested during the 12-month period following the date of termination; provided, however that in each case the receipt of such payments and benefits is expressly contingent upon Mr. Lee’s execution and delivery of a severance and general release of claims and the payments and benefits will be paid or commence on the first regularly scheduled payroll date occurring after the date the release becomes effective, subject to the terms and conditions set forth in the Employment Agreement (the “Payment Commencement Date”).

If, within 30 days prior to, or 12 months following, a “change of control” (as defined in the Employment Agreement), Mr. Lee is terminated for any reason other than for cause, or terminates his employment during the agreement term for “good reason”, Mr. Lee will be entitled to (i) earned and accrued base salary, bonus, vacation time and other benefits, (ii)(a) monthly salary continuation payments for a period of 24 months beginning on the Payment Commencement Date, (b) in lieu of his targeted incentive bonus for such fiscal year, a bonus equal to 200% of his then current annual targeted incentive bonus, payable in one lump sum, (c) health insurance coverage until the earlier of 24 months following the Termination Date or until he is no longer entitled to COBRA continuation coverage under the Company’s group health plans (assuming for this purpose a 24 month maximum COBRA continuation period) and (iii) immediate vesting of all outstanding unvested options and time-based restricted stock units previously granted to Mr. Lee then held by Mr. Lee; provided, however that in each case the receipt of such payments and benefits is expressly contingent upon Mr. Lee’s execution and delivery the release described above.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

There are no understandings or arrangements with any person pursuant to which Mr. Lee was selected as Chief Executive Officer or a director, and he is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Adoption of Pacira BioSciences, Inc. Amended and Restated 2014 Inducement Plan

As previously disclosed, the Board previously approved and adopted the Company’s 2014 Inducement Plan (the “2014 Inducement Plan”), pursuant to which awards could be made to new employees under the 2014 Inducement Plan for up to 175,000 shares of the Company’s common stock as a material inducement to such persons entering into employment with the Company, and, as of the date of this Current Report on Form 8-K, 149,939 shares remained available to be granted pursuant to the 2014 Inducement Plan.

On December 20, 2023, in connection with Mr. Lee’s appointment as Chief Executive Officer, the Board, upon recommendation of the Compensation Committee, adopted the Pacira BioSciences, Inc. Amended and Restated 2014 Inducement Plan (as amended and restated, the “Inducement Plan”) such that, among other things, an additional 642,093 shares of the Company’s common stock, and 817,093 shares of the Company’s common stock in total, were reserved for issuance under the Inducement Plan, and the term of the Inducement Plan was extended such that it will now expire on December 20, 2033.

In addition, on December 20, 2023, the Board, upon recommendation of the Compensation Committee, approved the Inducement Award pursuant to the terms and provisions of the Inducement Plan. Following the Inducement Award, no shares of the Company’s common stock remained reserved for issuance under the Inducement Plan.

The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board or the board of directors or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

The foregoing is a summary of the material terms of the Inducement Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the Inducement Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 21, 2023, the Company issued a press release announcing the appointment of Mr. Lee and the Inducement Award. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated December 20, 2023, by and between Pacira Pharmaceuticals, Inc. and Frank Lee.

10.2	Pacira BioSciences, Inc. Amended and Restated 2014 Inducement Plan.

99.1	Press Release dated December 21, 2023.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	December 21, 2023	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary